As filed with the Securities and Exchange Commission on December 12, 2002
File No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

AMERIVEST PROPERTIES INC.
(Exact name of registrant as specified in its charter)

Maryland	84-1240264
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)

1780 South Bellaire, Suite 515
Denver, Colorado	80222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(303) 297-1800

1995 STOCK OPTION PLAN
(Full title of the plan)

Charles K. Knight
President
1780 South Bellaire, Suite 515
Denver, Colorado 80222
(303) 297-1800
(Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $.001 per share	86,000	$6.05	$520,300	$47.87

(1)
Calculated in accordance with Rule 457(c) of the Securities Act of 1933 based upon the average of the high and low reported sales prices of the Company’s common stock on December 5, 2002 as reported by the American Stock Exchange.

Part II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3.    Incorporation of documents by reference.

The following documents, which have heretofore been filed by AmeriVest Properties Inc. (“Company” or “Registrant”) with the Securities and Exchange Commission are incorporated by reference herein and shall be deemed to be a part hereof:

(a)	AmeriVest’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001;

(b)	AmeriVest’s Quarterly Reports on Form 10-QSB for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

(c)	AmeriVest’s Periodic Reports on Form 8-K filed on August 9, 2002, September 19, 2002, November 27, 2002 and December 5, 2002 and Form 8-K/A filed on November 13, 2002; and

(d)	The description of the shares of common stock contained in AmeriVest’s registration statement on Form 8-A, as amended;

The Securities and Exchange Commission has assigned file number 1-14462 to reports and other information that AmeriVest files with the Securities and Exchange Commission.

All documents subsequently filed by AmeriVest pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 prior to the termination of the offering of the offered securities shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document which is incorporated or deemed to be incorporated by reference in this prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The General Corporation Law of the State of Maryland allows corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, unless it is established that:

•	the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

•	the person actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, indemnification may be provided against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The indemnification may be provided, however, only if authorized for a specific proceeding after a determination has been made that indemnification is permissible under the circumstances because the person met the applicable standard of conduct. This determination is required to be made:

•
by the board of directors by a majority vote of a quorum of directors not, at the time, parties to the proceeding or, if a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to the proceeding and who a majority of the board of directors designated to act in the manner;

•	by special legal counsel selected by the board or board committee by the vote set forth above, or, if such vote cannot be obtained, by a majority of the entire board; or

•	by the stockholders.

If the proceeding is one by or in the right of the corporation, indemnification may not be provided as to any proceeding in which the person is found liable to the corporation.

A Maryland corporation may pay, before final disposition, the expenses, including attorneys’ fees, incurred by a director, officer, employee or agent in defending a proceeding. Under Maryland law, expenses may be advanced to a director or officer when the director or officer gives a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking to the corporation to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. Maryland law does not require that the undertaking be secured, and the undertaking may be accepted without reference to the financial ability of the director or officer to repay the advance. A Maryland corporation is required to indemnify any director who has been successful, on the merits or otherwise, in defense of a proceeding for reasonable expenses. The determination as to reasonableness of expenses is required to be made in the same manner as required for indemnification.

Under Maryland law, the indemnification and advancement of expenses provided by statute are not exclusive of any other rights to which a person who is not a director seeking indemnification or advancement of expenses may be entitled under any charter, bylaw, agreement, vote of stockholders, vote of directors or otherwise.

Our bylaws provide that we shall indemnify each director, officer or employee to

•
the fullest extent permitted by the General Corporation Law of the State of Maryland, or any similar provision or provisions of applicable law at the time in effect, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan; and

•
to the fullest extent permitted by the common law and by any statutory provision other than the General Corporation Law of the State of Maryland in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time a director, officer or employee of the corporation, or is or was at any time serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan.

Reasonable expenses incurred in defending any action, suit or proceeding described above shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by us.

In addition to the general indemnification described above, Maryland law permits corporations to include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders:

•
to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received; or

•
to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

We have adopted, in our charter, a provision that eliminates and limits the personal liability of each of our directors and officers to the full extent permitted by the laws of the State of Maryland.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

See Index to Exhibits.

Item 9.    Undertakings.

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)	To include any additional or changed material information on the plan of distribution;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be treated to be the initial bona fide offering thereof.

(c)	To file a post-effective amendment to remove from registration any of the securities being registered that remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, AmeriVest Properties Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on December 12, 2002.

AMERIVEST PROPERTIES INC.

By:	/s/ WILLIAM T. ATKINS
William T. Atkins Chief Executive Officer

SPECIAL POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of AmeriVest Properties Inc., a Maryland corporation, and the undersigned directors and officers of AmeriVest Properties Inc., hereby constitutes and appoints William T. Atkins and Charles K. Knight, and both of them his or its true and lawful attorneys-in-fact and agents, for him or it and in his or its name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this report, and to file each such amendment to this report, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and both of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ WILLIAM T. ATKINS William T. Atkins	Chief Executive Officer (Principal Executive Officer), Director and Chairman of the Board	December 12, 2002

/s/ CHARLES K. KNIGHT Charles K. Knight	President and Director	December 12, 2002

/s/ D. SCOTT IKENBERRY D. Scott Ikenberry	Chief Financial Officer and Principal Accounting officer)	December 12, 2002

/s/ JAMES F. ETTER James F. Etter	Director	December 12, 2002

/s/ HARRY P. GELLES Harry P. Gelles	Director	December 12, 2002

/s/ ROBERT W. HOLMAN, JR. Robert W. Holman, Jr.	Director	December 12, 2002

/s/ JOHN A. LABATE John A. Labate	Director	December 12, 2002

/s/ JERRY J. TEPPER Jerry J. Tepper	Director	December 12, 2002

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

3.1	Articles of Incorporation (Incorporated by reference to Exhibit B of AmeriVest’s Definitive Proxy Statement concerning AmeriVest’s June 29, 1999 Annual Meeting of Stockholders filed on May 27, 1999)

3.2	Articles of Amendment to the Articles of Incorporation (Incorporated by reference to Exhibit 3.1B of AmeriVest’s Annual Report on Form 10-KSB for the year ended December 31, 2001)

3.3	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 of AmeriVest’s Registration Statement No. 333-86676)

4.1	Specimen Common Stock Certificate (Incorporated by reference to Exhibit 4.1 of AmeriVest’s Registration Statement No. 333-86676)

4.2	1995 Stock Option Plan (Incorporated by reference to Exhibit 10.9 of AmeriVest’s Registration Statement No. 333-63934)

4.3	1998 Stock Option Plan (Incorporated by reference to AmeriVest’s Definitive Proxy Statement concerning AmeriVest’s May 21, 1998 Annual Meeting filed with the SEC on March 30, 1998)

5.1	Opinion of Mayer, Brown, Rowe & Maw as to the validity of the common stock being offered

23.1	Consent of KPMG LLP

23.2	Consent of Mayer, Brown, Rowe & Maw (included in Exhibits 5.1)

23.3
Consent of Arthur Andersen LLP (After reasonable efforts to obtain the Consent of Arthur Andersen LLP, the Registrant has not been able to obtain such consent. Pursuant to Rule 437a promulgated under the Securities Exchange Act of 1933, as amended, the Registrant may dispense with the requirement that the Consent of Arthur Andersen LLP be filed with this Registration Statement. While the extent of any resulting limitations on recovery by investors is unclear, the lack of a currently dated consent could limit the time within which any such actions by investors against Arthur Andersen LLP for liabilities arising under Section 11 of the Securities Act of 1933, as amended, must be brought.)

24.1	Power of Attorney (included on the signature page to this registration statement)